Exhibit 10.3

December 10, 2020

Neos Therapeutics, Inc.

2940 N. Highway 360

Grand Prairie, TX 75050

Attention: John Limongelli

Re: Acquisition of Neos Therapeutics, Inc.

Ladies and Gentlemen:

Reference is made to the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Aytu Biosciences, Inc., a Delaware corporation (“Aytu”), Argon Merger Sub, Inc., a Delaware corporation, and Neos Therapeutics, Inc., a Delaware corporation (the “Company”), pursuant to which Acquisition Sub, or its permitted assignees, will be merged with and into the Company (the “Merger”). This letter agreement is being entered between Aytu and the Company to describe their agreement relating to a potential financing prior to the completion of the Merger. Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement and, if not therein defined, as defined in the unsecured convertible note issued pursuant to the terms of the Merger Agreement by the Company to Aytu (the “Convertible Note”), the form of which is attached to this letter agreement (this “Agreement”) as Exhibit A.

1.            Commitment. Aytu and the Company hereby commit, subject to (a) the terms and conditions set forth herein and (b) receipt of approval from The Nasdaq Stock Market (“Nasdaq”) with respect to the Convertible Note and the transactions contemplated thereby, that, promptly following the date hereof, they will in good faith prepare, negotiate and enter into (i) the Convertible Note and (ii) a registration rights agreement (the “Registration Rights Agreement”) on substantially the terms set forth in Sections 2 and 3 below (the “Commitment”).

2.            Registration Rights Agreement. The Conversion Shares will be issued as a private placement of the securities. The Company shall agree to prepare and file a resale registration statement (“Registration Statement”) registering the resale of all the Conversion Shares, which Registration Statement shall be filed within 30 days from the termination of the Merger Agreement for any reason. The Company shall use best efforts cause the Registration Statement to be declared effective by the Securities and Exchange Commission within 75 days following the filing of the Registration Statement (the “Effectiveness Deadline”). If the Registration Statement is not declared effective by the Effectiveness Deadline, the Company will pay to Aytu an additional amount of common stock of the Company (“Common Stock”), or cash if the issuance of Common Stock is not permitted under the rules of Nasdaq, equal to 3% of the Common Stock covered on the Registration Statement for each 30-day period that the Registration Statement is not declared effective after the Effectiveness Deadline. In addition, if the Registration Statement is not effective or available to use prior to such time as Aytu can sell all of the Common Stock covered by the Registration Statement pursuant to Rule 144 without regard to volume limitations, the Company will pay to Aytu an additional amount of Common Stock, or cash if the issuance of Common Stock is not permitted under the rules of Nasdaq, equal to 3% of the remaining unsold amount of the Common Stock covered on the Registration Statement for each 30-day period that the Registration Statement is not available to use.

3.            Other Covenants. The Registration Rights Agreement shall include a covenant that the Company shall not issue any equity or securities convertible into equity from the date the Convertible Note is issued (the “Note Issuance Date”) until 30 days after the date the Registration Statement is declared effective except for (i) the issuance by the Company of shares upon the exercise of a stock option or warrant or the conversion of a security outstanding on the Note Issuance Date (including, for the avoidance of doubt, convertible notes issued by the Company to its senior lenders), or (ii) the issuance by the Company of stock options, restricted stock units or shares of capital stock of the Company under any equity compensation plan of the Company.

4.            Enforceability. This Agreement may only be enforced by Aytu and the Company. Notwithstanding anything to the contrary in this letter agreement, the Company’s creditors shall have no right to enforce this letter agreement or to cause the Company to enforce this letter agreement and none of the Company's equity holders or creditors shall have any right to enforce or cause the Company to enforce this letter agreement.

5.            Termination. This Agreement will terminate automatically at the earlier to occur of (i) the Effective Time and (ii) the first date on which Aytu’s commitment to make advances under the Convertible Note has been terminated and all amounts outstanding under the Convertible Note have been paid in full in cash.

6.            No Modification; Entire Agreement. This Agreement may not be amended, modified or supplemented except by an agreement in writing signed by the Company and Aytu. This Agreement, the Convertible Note and the Merger Agreement constitute the sole and entire agreement of Aytu or any of its affiliates, on the one hand, and the Company or any of its affiliates, on the other, with respect to the subject matter contained herein and in the Convertible Note, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

7.            Parties in Interest; Third Party Beneficiaries. This Agreement is for the sole benefit of and shall be binding upon the Company and Aytu and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the Company and Aytu any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

8.            Governing Law; Submission to Jurisdiction; Venue. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to the Laws of any other jurisdiction that might be applied because of the conflicts of Laws principles of the State of Delaware.

Each of the parties irrevocably agrees that any Action arising out of or relating to this Agreement brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Action arising out of or relating to this Agreement and the transactions contemplated hereby. Service of process, summons, notice or other document in accordance with 9.2 of the Merger Agreement, with respect to Aytu and the Company shall be effective service of process for any suit, action or other proceeding brought in any such court.

The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

9.            Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this letter is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this letter or the transactions contemplated hereby.

10.            No Assignment. The Commitment evidenced by this Agreement shall not be assignable by the Company or Aytu without the other party’s prior written consent. No transfer of any rights or obligations hereunder by Aytu or the Company shall be permitted without the consent of the other party. Any purported transfer or assignment of any portion of a party's rights or obligations hereunder in contravention of this Section 11 shall be null and void ab initio.

11.            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this letter delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

Very truly yours,
AYTU BIOSCIENCE, INC.

By	/s/ Josh Disbrow
Name:	Josh Disbrow
Title:	Chief Executive Officer

Agreed to and accepted:
NEOS THERAPEUTICS, INC.

By	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

EXHIBIT A

CONVERTIBLE NOTE

[see attached]